Exhibit 2.2

LIMITED WAIVER AND AGREEMENT

This LIMITED WAIVER AND AGREEMENT, dated as of December 21, 2017 (this “Agreement”), is by and among Time Warner Inc., a Delaware corporation (the “Company”), AT&T Inc., a Delaware corporation (“Parent”), West Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent, and West Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent. Any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Merger Agreement (as defined below).

WHEREAS, the Company, Parent, West Merger Sub, Inc. and West Merger Sub II, LLC have entered into that certain Agreement and Plan of Merger, dated as of October 22, 2016 (the “Merger Agreement”); and

WHEREAS, the parties hereto have determined to enter into this agreement in connection with the Merger Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and undertakings contained herein, and other good and valuable consideration, and subject to and on the terms and conditions set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties, each intending to be legally bound, hereby agree as follows:

SECTION 1.  Waiver and Agreement; Representations.

(a)      Without prejudice to any of its other rights under the Merger Agreement (including, for the avoidance of doubt, the Company’s rights pursuant to Section 8.5(c) of the Merger Agreement), each of the Company and Parent hereby (i) waives its right to terminate the Merger Agreement and abandon the Mergers pursuant to Section 8.2(a) of the Merger Agreement prior to June 21, 2018 (the “Extension Date”) and (ii) agrees that each reference to the “Termination Date” in Section 6.5 of the Merger Agreement shall be deemed to refer to the “Extension Date.”

(b)      Parent hereby represents and warrants to the Company that Parent has the requisite corporate power and authority to enter into this Agreement.

(c)      The Company hereby represents and warrants to Parent that the Company has the requisite corporate power and authority to enter into this Agreement.

SECTION 2.  General Provisions.

(a)      Except as expressly provided herein, nothing in this Agreement shall be deemed to constitute a waiver of compliance by any party with respect to any other term, provision or condition of the Merger Agreement or shall be deemed or construed to amend, supplement or modify the Merger Agreement, which shall remain in full force and effect.

(b)      This Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder.

(c)      The following provisions from the Merger Agreement shall be incorporated into, and be effective with respect to, this Agreement as if set forth herein in their entirety: Section 9.2 (Modification or Amendment), Section 9.4 (Counterparts; Effectiveness), Section 9.5 (Governing Law and Venue; Waiver of Jury Trial), Section 9.6 (Notices), Section 9.8 (No Third Party Beneficiaries), Section 9.9 (Obligations of Parent and of the Company), Section 9.10 (Severability), Section 9.12 (Assignment) and Section 9.13 (Specific Performance).

(d)      This Agreement and the Merger Agreement (including any exhibits to the Merger Agreement, the Company Disclosure Letter and the Parent Disclosure Letter), the Confidentiality Agreement, dated August 29, 2016, between the Company and Parent and the Clean Team Confidentiality Agreement, dated October 17, 2016, between the Company and Parent, constitute the entire agreement between the parties, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

[Signature page follows.]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

TIME WARNER INC.

By:	/s/ Priya Dogra
	Name:	Priya Dogra
	Title:	Senior Vice President, Mergers & Acquisitions

AT&T INC.

By:	/s/ Stephen A. McGaw
	Name:	Stephen A. McGaw
	Title:	Senior Vice President – Corporate Strategy and Development

WEST MERGER SUB, INC.

By:	/s/ Stephen A. McGaw
	Name:	Stephen A. McGaw
	Title:	President

WEST MERGER SUB II, LLC

By:	/s/ Stephen A. McGaw
	Name:	Stephen A. McGaw
	Title:	President

[Signature Page to Limited Waiver and Agreement]